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EXHIBIT #23.1 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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                   Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration File Number 333-95157.


Berry, Dunn, McNeil & Parker, LLP

Portland, Maine
March 29, 2000